EXHIBIT 99.2

March 31, 2013
Quarterly Conference Call
Summary of Quarterly Results

Date: April 25, 2013

During the fourth quarter of fiscal 2013 we experienced a slight reduction in the demand for our loan products and our annualized loan loss ratios had a year-over-year increase for the first time in 16 quarters. However, in spite of an IRS delay in the official beginning of the tax filing season, our tax return preparation income had a nice improvement over last year. Net income for the quarter was $37.9 million, or $3.01 per diluted share compared to $37.6 million or $2.54 per share for the prior year quarter. This represents a 0.7% increase in net income and an 18.5% increase in diluted earnings per share when comparing the two quarterly periods. For fiscal 2013, net income was $104.1 million, or $7.88 per diluted share, representing a 3.4% and a 19.6% increase in net income and EPS, respectively, over the $100.7 million and $6.59 earned during fiscal 2012. The Company’s EPS continues to benefit from our ongoing share repurchase program. During fiscal 2013, we repurchased 2.6 million shares of common stock on the open market at an aggregate purchase price of approximately $183.0 million. These repurchases, combined with the 2,181,045 shares repurchased during fiscal 2012, should be very accretive to per share earnings in the future.  At March 31, 2013, there was $17.4 million remaining in open Board authorizations for the repurchase of the Company’s shares.  As in the past, the Company intent is to repurchase shares on the open market when cash is available and it is in the best interest of the Company’s shareholders.

The delay in the tax filing season also had a negative impact on loan demand and the resultant loan growth. During the quarter, the Company made 492.4 thousand individual loans for gross loan volume of $606.1 million. This represents a 2.1% decrease in the number of loans made and a 1.5% increase in total loan volume when comparing it to the fourth quarter of the prior fiscal year. Generally, we receive our largest repayments during January and February, when our customers are receiving their tax refunds, and begin to see growth in our loan balances during March. This year, due to the delay, we did not see our normal growth in March. Hopefully, we can make up for this timing difference now that the tax season is behind us. As a result, gross loans outstanding amounted to $1.1 billion at March 31, 2013, a 9.7% increase over the $972.7 million outstanding at March 31, 2012. As previously noted, we continue to see a slight shift in the mix in our loan portfolio. The percentage of loans outstanding that represents the larger loans has increased from 30.7% to 31.1% over the last twelve months. Additionally, the 9.7% year-over-year growth in loan balances resulted from a 3.9% increase in number of accounts and a 5.6% increase in average balances outstanding.

While acquisitions will always remain an important factor in the overall growth strategy of the Company, the availability of candidates to purchase has been moderate during the last several fiscal years. Twelve small offices consisting of 4,377 accounts and $2.56 million in gross loans were purchased in Fiscal 2013. Of the twelve, three became new office locations and nine were merged into existing offices. For comparison purposes, during fiscal 2012 the Company acquired 5,937 accounts and $4.23 million in gross loan balances in 25 separate offices, 23 of which were consolidated into existing locations.

We remained on track with the expansion of our branch network during the current fiscal. We began fiscal 2013 with 1,137 offices, opened 67, purchased 3 and closed 4, giving us a total of 1,203 offices at March 31, 2013. Eight of the new offices opened during the current fiscal year were in Indiana, a new state for the Company. Our plan for fiscal 2014 is to open approximately the same number of new offices as we did during the current year.

Total revenue for the quarter amounted $161.8 million, an 8.7% increase over the $148.9 million during the fourth quarter of the prior fiscal year. This resulted from a 10.4% increase in average net loans when comparing the two quarterly periods. Revenues from the 1,062 offices open through out both quarterly periods increased by 5.5%.

 As previously announced, the Company completed its change in interest recognition from the cash / Rule of 78’s method to the accrual / actuarial method at the end of the fiscal year. Also, as expected, the change resulted in an increase in interest and fees of approximately $2.17 million during the quarterly period. This increase in revenue was not a material difference in the expected annual earnings between the two methods, but resulted from the timing of month end, which was a Sunday. This amount was approximately the same as the amount of recognized interest and fee income shift the Company experienced at the end of the second fiscal quarter. Now that the Company has converted to the accrual/actuarial method, there should be more consistency in earnings on a monthly and quarterly basis going forward. Total revenue for fiscal 2013 was $583.7 million, an 8.1% increase over the $540.2 million during fiscal 2012. As was previously mentioned, we were very pleased with the results from our income tax preparation business. As of last week, the Company had prepared and filed 53,167 tax returns, a 15.1% increase over the number of returns filed through the same day of the prior year. Net fees recognized during fiscal 2013 amounted to $8.7 million, a 9.8% increase over the $7.9 million recorded in fiscal 2012.

As expected, the Company’s delinquencies remained relatively stable through the end of the fiscal year. Accounts that were 61+ days past due increased slightly from 2.5% to 2.7% on a recency basis and from 4.0% to 4.4% on a contractual basis when comparing the two year end statistics. However, the quarterly charge-off ratio increased on a year-over-year basis for the first time in 16 consecutive quarters. Net charge-offs to average net loans on an annualized basis increased from 12.7% during the fourth quarter of fiscal 2102 to 13.7% during the current quarter. Again, we believe this small increase is partially due to timing and do not believe, at this time, that this is a serious negative trend to be anticipated going forward.

While the Company will remain focused on controlling operating expenses on an ongoing basis, we experienced an uptick in our general and administrative expense to revenue ratio during the fourth fiscal quarter. General and administrative expenses for the current quarter were $75.6 million, or 10.4%, over the $68.5 million during the fourth quarter of fiscal 2012. Equity-based compensation increased from $1.7 million to $4.4 million when comparing the two fourth quarters. The majority of this increase was due to the Compensation Committee’s decision to make a larger than normal equity grant to officers and directors that will cover a period of five years, rather than awarding annual grants. The impact on expenses related to this grant will be substantial over the next several years, depending upon managements’ ability to achieve certain aggressive predetermined performance goals. Overall, general and administrative expenses, when divided by average open offices, increased by 3.7% when comparing the two quarterly periods. Total general and administrative expenses as a percent of total revenues was 46.7% for the current quarter compared to 46.0% for the prior year quarter. Excluding equity compensation, these ratios would have been 44.0% and 44.8% for the current and prior year fourth quarter, respectively.

We continue to be pleased with the ongoing progress being made in our Mexican operations. We have 119 offices open as of March 31, 2013. Sixteen offices were opened and two were closed during the current fiscal year. We now have approximately 126,000 accounts and approximately $85.4 million in gross loans outstanding, which represents an 8.2% increase in accounts and a 40.1% increase in ledger during fiscal 2013. Net charge-offs were approximately $7.5 million during the fiscal year, or 17.9% of average net loans on an annualized basis. The 61+ day delinquencies are 2.8% and 5.9% on a recency and contractual basis, respectively, which represents a big improvement during the year. This subsidiary had $6.7 million in pretax earnings (before intercompany allocations) for the current fiscal year versus $5.1 million during fiscal 2012, which we expect to improve as we continue to grow our outstanding receivables in existing and new markets.

The Company’s return on average assets of 13.0% and return on average equity of 27.0% continue their excellent historical trend as we complete fiscal 2013.

Finally, while there is very little to report on the regulatory or legislative front at the federal level, there has been positive state legislation passed, slightly increasing interest or fees on certain loans in two of the 13 states where we currently operate.  Additionally, although we continue to monitor this closely, there is nothing new to report on the ballot initiatives in Missouri.

This transcript contains various “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by the words “anticipate,” “estimate,” “intend” “plan,” “expect,” “believe,” “may,” “will,” and “should” or any variation of the foregoing and similar expressions are forward-looking statements.  Such forward-looking statements are about matters that are inherently subject to risks and uncertainties.  Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include the following:   recently enacted, proposed or future legislation and the manner in which it is implemented; the nature and scope of regulatory authority, particularly discretionary authority, that may be exercised by regulators having jurisdiction over the Company’s business or consumer financial transactions generically; changes in interest rates; risks related to expansion and foreign operations; risks inherent in making loans, including repayment risks and value of collateral; the timing and amount of revenues that may be recognized by the Company; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in the Company’s markets and general changes in the economy (particularly in the markets served by the Company); and the unpredictable nature of litigation.    These and other factors are discussed in greater detail in Part I, Item 1A, “Risk Factors” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and the Company’s other reports filed with, or furnished to, the SEC from time to time.  World Acceptance Corporation does not undertake any obligation to update any forward-looking statements it makes.  The Company is also not responsible for updating the information contained in this transcript beyond the publication date, or for changes made to this document by wire services or Internet services.